As filed with the Securities and Exchange Commission on July 24, 2009
                                                           Registration No. 333-
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                             Salisbury Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

                   Connecticut                    06-1514263
          (State or other jurisdiction of      (I.R.S. Employer
         incorporation or organization)        Identification No.)

                               -----------------

                                5 Bissell Street
                          Lakeville, Connecticut 06039
                  (860) 435-9801 (Address, including zip code,
                              and telephone number,
            including area code, of registrant's principal executive
                                    offices)

                                -----------------

                             Richard J. Cantele, Jr.
                       President & Chief Executive Officer
                             Salisbury Bancorp, Inc.
                                5 Bissell Street
                          Lakeville, Connecticut 06039
                                 (860) 435-9801
       (Name, address, including Zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                    Copy to:

                              Thomas A. Klee, Esq.
                          Cranmore, FitzGerald & Meaney
                             49 Wethersfield Avenue
                           Hartford, Connecticut 06114
                                 (860) 522-9100

    From time to time after the effective date of this Registration Statement
        (Approximate date of commencement of proposed sale to the public)

                                -----------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

         If  this  Form  is  a  registration   statement   pursuant  to  General
Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. [_] ________

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company' in Rule 12b-2 of the Exchange Act. (Check one):

         Large accelerated filer [ ]      Accelerated filer [ ]
         Non-accelerated filer [ ]        Smaller reporting company [X]

                                  ------------

                                       CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                          Proposed          Proposed
                                            Amount        Maximum            Maximum
        Title of Securities                 to be      Offering Price       Aggregate         Amount of
          to be Registered                Registered      per Unit       Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------
Fixed Rate Cumulative Preferred Stock,     8,816(1)     $1,000.00(3)    $ 8,816,000.00(3)      $491.94
Series A, par value $0.01 per share

Warrant to Purchase Common Stock, par     57,671(2)     $   22.93(4)    $ 1,322,396.00(4)      $ 73.79
value $0.10 per share, and underlying
shares of Common Stock issuable upon
exercise of Warrant

Total                                                                   $10,138,396.00         $565.73
===========================================================================================================

(1) Pursuant to Rule 416(a), includes such additional shares of Fixed Rate Cumulative Preferred Stock, Series A, of a currently indeterminable amount, as may be issued from time to time to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Certificate of Designations of the Fixed Rate Cumulative Preferred Stock, Series A.
(2) Pursuant to Rule 416(a), includes such additional shares of Common Stock, of a currently indeterminable amount, as may be issued from time to time to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the warrant to Purchase Common Stock.
(3) Pursuant to Rule 457(a) under the Securities Act of 1933, based on the amount received upon the initial sale of the Fixed Rate Cumulative Preferred Stock, Series A.
(4) Pursuant to Rule 457(i) under the Securities Act of 1933, based on the per share exercise price of the Warrant to Purchase Common Stock.
--------------------------------------------------------------------------------
================================================================================

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 24, 2009

PROSPECTUS

                             SALISBURY BANCORP, INC.

   8,816 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A,
                            par value $.01 per share

   Warrant to Purchase 57,671 Shares of Common Stock, par value $.10 per share

             57,671 Shares of Common Stock, par value $.10 per share

         This prospectus relates to (1) possible resales from time to time by selling securityholders of some or all of (a) the 8,816 outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share (the "Series A Preferred Stock"), of Salisbury Bancorp, Inc. (b) a warrant (the "Warrant") to purchase 57,671 shares of Common Stock, par value $.10 per share (the "Common Stock"), of Salisbury Bancorp, Inc., for cash at an initial exercise price of $22.93 per share of Common Stock, and (c) any shares of Common Stock issued upon exercise of the Warrant and (2) any issuance of shares of Common Stock upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). In this prospectus, we refer to the Series A Preferred Stock, the Warrant and the Common Stock issued upon exercise of the Warrant, collectively, as the Securities. The Series A Preferred Stock and the Warrant were originally issued by us pursuant to the Letter Agreement dated March 13, 2009 and the related Securities Purchase Agreement - Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act.

         In this prospectus, we refer to the initial selling securityholder and its successors, including transferees, as the selling securityholders. The selling securityholders may offer the Securities from time to time, directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If the Securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents' commissions.

         We will not receive any proceeds from the sales of Securities by the selling securityholders.

         The Series A Preferred Stock is not listed on any securities exchange or included in any automated quotation system, and, unless requested by the initial selling securityholder, we do not intend to list the Series A Preferred Stock on any exchange.

         Our Common Stock is traded on the NYSE AMEX under the symbol "SAL." On July 22, 2009, the last sale of our Common Stock as reported on the NYSE AMEX was $24.96 per share.

            Our principal executive offices are located at 5 Bissell Street, Lakeville, Connecticut 06039, and our telephone number is (860) 435-9801.

                                  -------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS REFERRED TO ON PAGE 6 OF THIS PROSPECTUS AND SET FORTH IN THE DOCUMENTS INCORPORATED BY REFERENCE BEFORE PURCHASING ANY OF THESE SECURITIES.

                                  -------------

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURNACE COMMISSION (THE "FDIC"), THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT INSURED OR GUARANTEED BY THE FDIC, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                                  -------------

                         Prospectus dated July __, 2009

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                          Page
                                                                         ------



About this Prospectus                                                        4

About Salisbury Bancorp, Inc.                                                5

Forward-Looking Statements                                                   5

Risk Factors                                                                 6

Where You Can Find More Information                                         11

Incorporation By Reference                                                  12

About This Offering                                                         13

Determination of Offering Price                                             13

Use of Proceeds                                                             13

Description of Series A Preferred Stock                                     14

Description of Warrant to Purchase Common Stock                             19

Description of Common Stock                                                 21

Selling Securityholders                                                     23

Plan of Distribution                                                        23

Legal Matters                                                               25

Experts                                                                     25

                              ABOUT THIS PROSPECTUS

         This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

         The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

         We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See "Where You Can Find More Information" for more information.

         We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

         Unless otherwise stated or the context otherwise requires, all references to "Salisbury Bancorp, Inc.," "the Company," "we," "our," "us" and similar terms refer to Salisbury Bancorp, Inc. and its consolidated subsidiary, except that such terms refer to only Salisbury Bancorp, Inc. and not its consolidated subsidiary in the sections entitled "Description of Series A Preferred Stock," "Description of Warrant to Purchase Common Stock" and "Description of Common Stock."

         Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

                          ABOUT SALISBURY BANCORP, INC.

         Salisbury Bancorp, Inc. is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Its primary activity is to act as the holding company for its sole subsidiary, the Salisbury Bank and Trust Company (the "Bank"), which accounts for most of the Company's net income. The Bank is chartered as a state bank and trust company by the State of Connecticut, and its deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") in accordance with the Federal Deposit Insurance Act.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated herein by reference, as well as other filings, reports and press releases made or issued by the Company and the Bank, and oral statements made by executive officers of the Company and Bank, may include forward-looking statements relating to such matters as:

            o Assumptions concerning future economic and business conditions and their effect on the economy in general and on the markets in which the Company and the Bank do business, and

            o Expectations for increased revenues and earnings for the Company and Bank through growth resulting from acquisitions, attraction of new deposit and loan customers and the introduction of new products and services.

         Such forward-looking statements are based on assumptions rather than historical or current facts and, therefore, are inherently uncertain and subject to risk. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Act of 1995.

                                  RISK FACTORS

         An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in this prospectus and the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

         In addition to the other information contained in this prospectus, the following risks may affect the Company. If any of these risks occur, the Company's business, financial condition operating results and cash flows could be adversely affected. The Company's business and financial condition is directly affected by the Bank's business and financial condition and, thus, is subject to certain risks of the Bank.

Changes in economic conditions could materially negatively impact the Company's business

         The business of the Company and the Bank are directly affected by factors such as economic, political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in governmental monetary and fiscal policies and inflation, all of which are beyond the Company's control. The Bank is particularly affected by economic conditions in Litchfield County, Connecticut, Berkshire County, Massachusetts, and Columbia and Dutchess Counties in New York. Deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows:

            o  Problem assets and foreclosures may increase;
            o  Demand for the Bank's products and services may decline;
            o  Low cost or non-interest bearing deposits may decrease; and
            o Collateral for loans made by the Bank, especially real estate, may decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with the Bank's existing loans.

         In view of the geographic concentration of the Bank's operations and the collateral securing the Bank's loan portfolio, the Company may be particularly susceptible to the adverse effects of any of these consequences, any of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

The Company is dependent on key personnel and the loss of one or more of those key personnel may materially and adversely affect the Company's prospects

         Competition for qualified employees and personnel in the banking industry is intense and there are a limited number of qualified persons with knowledge of, and experience in, the banking industry within the communities the Bank serves. The Company's and the Bank's success depends to a significant degree upon the ability to attract and retain qualified management, loan origination, finance, administrative, marketing and technical personnel and upon the continued contributions of management and personnel. The loss of the services of the senior executive management team members or other key executives could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

The Bank's business is subject to interest rate risk

         A substantial portion of the Company's income is derived from the differential or "spread" between the Bank's interest earned on loans, securities and other interest earning assets, and interest paid on deposits, borrowings and other interest bearing liabilities. Because of the differences in the maturities and repricing characteristics of interest earning assets and interest bearing liabilities, changes in interest rates do not produce equivalent changes in interest income earned on interest earning assets and interest paid on interest bearing liabilities. Accordingly, fluctuations in interest rates could adversely affect the interest rate spread and, in turn, the Company's profitability. In addition, loan origination volumes are affected by market interest rates. Rising interest rates generally are associated with a lower volume of loan originations while lower interest rates are usually associated with higher loan originations. Conversely, in rising interest rate environments, loan repayment rates may decline and in falling interest rate environments, loan repayment rates may increase. Falling interest rate environments may cause additional refinancing of commercial real estate and 1-4 family residence loans, which may depress the Company's loan volumes or cause rates on loans to decline. In addition, an increase in the general level of short-term interest rates on variable rate loans may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations or reduce the amount they wish to borrow. Retention of existing deposit customers and the attraction of new deposit customers may require the Company to increase rates it pays on deposit accounts. Changes in levels of market interest rates could materially and adversely affect net interest spread, asset quality, loan origination volume, business, financial condition, results of operations and cash flows.

Certain types of loans have a higher degree of risk

         A downturn in the Company's real estate markets could hurt the Company's business because most of the Bank's loans are secured by real estate. Real estate values and real estate markets are generally affected by changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in tax laws and other governmental statutes, regulations and policies and acts of nature. As real estate prices decline, the value of real estate collateral securing the Bank's loans is reduced. The Bank's ability to recover on defaulted loans by foreclosing and selling the real estate collateral is diminished and the Company is more likely to suffer losses on defaulted loans. If there is a significant decline in real estate values, especially in the Bank's market area, the collateral for the Bank's loans will provide less security. Any such downturn could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

The ability to attract deposits may affect the Bank's growth

         The Company's ability to increase its assets depends in large part on the Bank's ability to attract additional deposits at favorable rates. The Bank anticipates seeking additional deposits by offering deposit products that are competitive with those offered by other financial institutions in the Bank's markets and by establishing personal relationships with the Bank's customers. The Bank's inability to attract additional deposits at competitive rates could have a material effect on the Company's business, financial condition, results of operations and cash flows.

The Bank's allowance for loan and lease losses is an estimate and may not be adequate to cover all future actual losses

         A source of risk arises from the possibility that losses could be sustained because borrowers, guarantors, and related parties may fail to perform in accordance with the terms of their loans and leases. The underwriting and credit monitoring policies and procedures that the Bank has adopted to address this risk may not prevent unexpected losses that could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows. Unexpected losses may arise from a wide variety of specific or systemic factors, many of which are beyond the Bank's ability to predict, influence or control.

         Like all banking institutions, the Bank maintains an allowance for loan and lease losses to provide for loan and lease defaults and non-performance. The allowance for loan and lease losses reflects the Bank's estimate of the probable losses in the Bank's loan and lease portfolio at the relevant balance sheet date. The Bank's allowance for loan and lease losses is based on prior experience, as well as an evaluation of the known risks in the current portfolio, composition and growth of the loan and lease portfolio and economic factors. The determination of an appropriate level of loan and lease loss allowance is an inherently difficult process and is based on numerous assumptions. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Bank's control and these losses may exceed current estimates. Federal and state regulatory agencies, as an integral part of their examination process, review the Bank's loans and leases and allowance for loan and lease losses.

The Bank relies on communications, information, operating and financial control systems technology from third-party service providers. The Bank may suffer an interruption in those systems that may result in lost business and may not be able to obtain substitute providers on terms that are as favorable if a relationship with an existing service provider is interrupted

         The Bank relies on certain third-party service providers for much of the Bank's communications, information, operating and financial control systems technology. Any failure or interruption or breach in security of these systems could result in failures or interruptions in the Bank's customer relationship management, general ledger, deposit, servicing and/or loan origination systems. The Bank cannot be certain that such failures or interruptions will not occur or, if they do occur, that they will be adequately addressed by the Bank or the third parties on which the Bank relies. The occurrence of any failures or interruptions could have a material adverse effect on the Bank's business, financial condition, results of operations and cash flows. If any of the Bank's third-party service providers experience financial, operational or technological difficulties, or if there is any other disruption in the Bank's relationships with them, the Bank may be required to locate alternative sources of such services, and the Bank may not be able to negotiate terms that are as favorable to the Bank, or obtain services with similar functionality as found in the Bank's existing systems without the need to expend substantial resources, if at all. Any of these circumstances could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

The Bank faces strong competition from financial service companies and other companies that offer banking services

         Increased competition in the Bank's markets may result in reduced loans and deposits. Ultimately, the Bank may not be able to compete successfully against current and future competitors. Many competitors offer the banking services that the Bank offers in its service areas. These competitors include national banks, regional banks and other community banks. The Bank also faces competition from many other types of financial institutions, including savings and loan associations, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In particular, the Bank's competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous locations and mount extensive promotional and advertising campaigns. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions may have larger lending limits, which would allow them to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain loan and deposit customers and a range in quality of products and services provided, including new technology-driven products and services. Technological innovation continues to contribute to greater competition in domestic and international financial services markets as technological advances enable more companies to provide financial services. The Bank also faces competition from out-of-state financial intermediaries that solicit deposits in the Bank's market areas. If the Bank is unable to attract and retain banking customers, it may be unable to continue the Bank's loan and deposit growth and the Company's business, financial condition, results of operations and cash flows may be adversely affected.

The Company and the Bank are subject to extensive government regulation

         The operations of the Company and the Bank are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of the operations of the Company and the Bank. Because the Company's and the Bank's business is highly regulated, the applicable laws, rules and regulations are subject to regular modification and change. The Company cannot be certain that laws, rules and regulations will not be adopted in the future which could make compliance much more difficult or expensive or otherwise adversely affect the Company's and the Bank's business, financial condition, results of operations or cash flows.

The Bank may be exposed to risk of environmental liabilities with respect to properties to which the Bank takes title

         In the course of the Bank's business, the Bank may foreclose and take title to real estate that could subject the Bank to environmental liabilities with respect to these properties.

Customer information may be obtained and used fraudulently

         Risk of theft of customer information resulting from security breaches by third parties exposes the Bank to reputation risk and potential monetary loss. The Bank has exposure to fraudulent use of its customers' personal information resulting from its general business operations and through customer use of financial instruments, such as debit cards. If a breach in security does occur and the financial data of customers is compromised, the Bank will react as quickly as possible to protect customer accounts and limit potential losses to the Bank.

Recent market volatility may impact the Company's business and the value of its common stock

         The Company's business performance and the trading price of shares of its common stock may be affected by many factors affecting financial institutions, including the recent volatility in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and the value of debt and mortgage-backed and other securities that it holds in its investment portfolio. Government action and legislation, such as the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, which is also referred to as the Economic Stimulus Bill, may also impact the Company and the value of its common stock. Given the unprecedented nature of this volatility, the Company cannot predict what impact, if any, it will have on the Company's business or share price.

The recent increase in FDIC deposit insurance premiums will increase the Bank's non-interest expense

         On December 16, 2008, the FDIC adopted a final rule, which took effect on January 1, 2009, increasing the deposit insurance assessment rate by seven cents per $100 of deposits. On February 27, 2009, the FDIC adopted another final rule, effective on April 1, 2009, that, among other things, changes how the FDIC's assessment system differentiates for risk and makes corresponding changes to assessment rates beginning with the second quarter of 2009. As a result, the Bank's base assessment rate will increase. In addition, on June 30, 2009, the FDIC imposed a special assessment. It is generally anticipated that the FDIC regular assessment will continue at increased rates due to significant decreases in the reserves of the FDIC's Deposit Insurance Fund and that another special assessment charge may be necessary later in 2009. These increases in deposit insurance premiums will result in an increase in the Bank's non-interest expense.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

         You may read and copy the registration statement and any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements
------------------
and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.salisburybank.com. Our website content is made available for
----------------------------
informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus.

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2008;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

         (c) The Company's Current Reports on Form 8-K filed on January 16, 2009, March 11, 2009, March 19, 2009, March 20, 2009, March
                  27, 2009,  May 1, 2009,  May 27, 2009,  May 29, 2009,  June 5,
                  2009, July 8, 2009 and July 15, 2009;

         (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2008; and

         (e) The description of the Company's common stock contained in its Form 10-SB, filed January 7, 2000, and any amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         You may request a copy of these filings, at no cost, by writing or calling us at the following address:

                             Salisbury Bancorp, Inc.
                                5 Bissell Street
                          Lakeville, Connecticut 06039
                                 (860) 435-9801
                        ATTN: Shelly Humeston, Secretary

                               ABOUT THIS OFFERING

         This prospectus relates to possible resales of our Series A Preferred Stock, a Warrant to purchase 57,671 shares of our Common Stocks and any shares of Common Stock issued from time to time upon exercise of the Warrant. The Series A Preferred Stock and the Warrant were issued on March 13, 2009 to the United States Department of Treasury for an aggregate price of $8,816,000 in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). In connection with the private placement and pursuant to a registration rights agreement, we agreed, subject to certain limitations, to file this registration statement with the SEC and to use our reasonable best efforts to cause this registration statement to become effective as promptly as practicable after filing. This prospectus also relates to any issuance of shares of Common Stock upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act.

                         DETERMINATION OF OFFERING PRICE

         This offering is being made solely to allow the selling securityholders to offer and sell the securities to the public. The selling securityholders may offer for resale some or all of their securities at the time and price that they choose. On any given day, the price per share of Common Stock is likely to be based on the market price for our Common Stock on the over-the-counter market.

                                 USE OF PROCEEDS

         This prospectus relates to the securities that may be offered and sold from time to time by the selling securityholders who will receive all of the proceeds from the sale of the securities. The Company will not receive any of the proceeds from the sales of the securities by the selling securityholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered securities will be paid by the Company. The selling securityholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling securityholders, and share transfer and other taxes attributable to the sale of the offered securities.

         This prospectus also relates to any issuance of Common Stock upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act. If the Warrant is exercised, the Company will receive $22.93 for each share of Common Stock issued upon exercise. If the Warrant were exercised in full, we would receive an aggregate of $1,322,396 for the Common Stock issued upon exercise (or $661,198 if the number of shares of Common Stock subject to the Warrant is reduced as described under "Description of Warrant to Purchase Common Stock - Common Stock Subject to the Warrant)." Because the Warrant is exercisable at any time on or before March 13, 2019, we cannot predict if and when (if ever) the Warrant may be exercised, but we currently expect that any proceeds we may receive upon any such exercise would be used for general corporate purposes.

                     DESCRIPTION OF SERIES A PREFERRED STOCK

      The following is a brief description of the terms of the Series A Preferred Stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended, and the Certificates of Amendment with respect to the Series A Preferred Stock, copies of which have been filed with the SEC and are also available upon request from us.

General

      We have the authority to issue up to 25,000 shares of Preferred Stock, par value $.01 per share. Of such number of shares of Preferred Stock, 8,816 shares have been designated as Series A Preferred Stock, all of which shares of Series A Preferred Stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable.

Dividends Payable

      Holders of the Series A Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share with respect to each dividend period from March 13, 2009 to, but excluding, May 15, 2014. From and after May 15, 2014, holders of the Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share with respect to each dividend period thereafter.

      Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with May 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

      If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of Series A Preferred Stock prior to the applicable dividend payment date.

      We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Connecticut state laws relating to the payment of dividends.

Priority of Dividends

         With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

                    o Senior to our Common Stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

                    o At least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, or parity shares, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the Company.

         So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on the Common Stock or other junior shares, other than a dividend payable solely in shares of Common Stock. Similarly, so long as any shares of Series A Preferred Stock remain outstanding, we and our subsidiaries may not purchase, redeem or otherwise acquire for consideration any of our shares of Common Stock or other junior shares unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, other than:

                o Purchases, redemptions or other acquisitions of our Common Stock or other junior shares in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice,
                    including   purchases   pursuant  to  a  publicly  announced
                    repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

                o   Purchases   or  other   acquisitions   by  a   broker-dealer
                    subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior shares or parity shares in the ordinary course of its business;

                o Purchases by a broker-dealer subsidiary of the Company of our capital shares for resale pursuant to an offering by the Company of such shares that is underwritten by such broker-dealer subsidiary;

                o Any dividends or distributions of rights or junior shares in connection with any shareholders' rights plan or any redemption or repurchases of rights pursuant to any shareholders' rights plan;

                o Acquisition by the Company or any of its subsidiaries of record ownership of junior shares or parity shares for the beneficial ownership of any other person who is not the Company or a subsidiary of the Company, including as trustee or custodian; and

                o The exchange or conversion of junior shares for or into other junior shares or of parity shares for or into other parity shares or junior shares but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before March 13, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

         Until such time as the initial selling securityholder ceases to own any shares of Series A Preferred Stock, if we repurchase shares of Series A Preferred Stock from a holder who is not the initial selling securityholder, other than permitted repurchases, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the initial selling securityholder.

         On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity shares, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity shares with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity shares shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

         Subject to the immediately preceding paragraph, such dividends (payable in cash, securities or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our Common Stock and any other shares ranking junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

         The Certificate of Amendment to the Certificate of Incorporation designating the Series A Preferred Stock provides that the Series A Preferred Stock may not be redeemed prior to May 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $2,204,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. In such a case, we may redeem the Series A Preferred Stock, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A "qualified equity offering" is a sale and issuance for cash by us, to persons other than the Company or its subsidiaries after March 13, 2009, of perpetual preferred shares, Common Stock or a combination thereof, that in each case qualify as Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board (other than any such sales or issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008).

         The American Recovery and Reinvestment Act of 2009 provides that the Company, subject to consultation with the appropriate Federal banking agency, may redeem the Series A Preferred Stock at any time without regard to whether the Company has replaced the funds received upon the sales of the Series A Preferred Stock from any other source. It further provides that if such redemption occurs, the Treasury shall liquidate the Warrant at the current market price.

         After May 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

         In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends up to but excluding the date of redemption.

         The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

         If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

         We will mail notice of any redemption of shares of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of shares of Series A Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where the Series A Preferred Stock is to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

         Series A Preferred Stock that is redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued preferred shares.

Liquidation Rights

         In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

         If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any outstanding parity shares, the amounts paid to the holders of the Series A Preferred Stock and other parity shares will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other parity shares, the holders of our Common Stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

         For purposes of the liquidation rights, neither the sale, lease or exchange (for cash, securities or other property) of all or substantially all of our assets, nor the consolidation or merger by us with or into any other corporation or any other entity or by another corporation or any other entity with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

         Except as indicated below or otherwise required by law, the holders of the Series A Preferred Stock will not have any voting rights.

         Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity shares with like voting rights, referred to as voting parity shares, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred share directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred share directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred share director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of any other exchange on which our securities may be listed that listed companies must have a majority of independent directors.

         Upon the termination of the right of the holders of the Series A Preferred Stock and voting parity shares to vote for preferred share directors, as described above, the preferred share directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred share directors that the holders of the Series A Preferred Stock and voting parity shares had been entitled to elect. The holders of a majority of the shares of Series A Preferred Stock and voting parity shares, voting as a class, may remove any preferred share director, with or without cause, and the holders of a majority of the shares of the Series A Preferred Stock and voting parity shares, voting as a class, may fill any vacancy created by the removal of a preferred share director. If the office of a preferred share director becomes vacant for any other reason, the remaining preferred share director may choose a successor to fill such vacancy for the remainder of the unexpired term.

         Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66-2/3% of the Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

            o Any amendment or alteration of the Certificate of Amendment for the Series A Preferred Stock or our Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of the Company;

            o Any amendment, alteration or repeal of any provision of the Certificate of Amendment for the Series A Preferred Stock or our Certificate of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

            o Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of the Company with another entity, unless (i) the shares of Series A Preferred Stock remains outstanding following any such transaction or, if the Company is not the surviving entity, are converted into or exchanged for preference securities of the surviving entity or its ultimate parent, and (ii) such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers, and limitations and restrictions thereof, that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

         Holders of the Series A Preferred Stock will be entitled to one vote for each such share on any matter on which holders of the Series A Preferred Stock are entitled to vote, including any action by written consent.

         The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption.

                 DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

         The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Common Stock Subject to the Warrant

         The Warrant is initially exercisable for 57,671 shares of our Common Stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $8,816,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of Common Stock underlying the Warrant then held by the selling securityholders will be reduced by 50%. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading "Adjustments to the Warrant." Exercise of the Warrant

         The initial exercise price applicable to the Warrant is $22.93 per share of Common Stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before March 13, 2019 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price per share for the Common Stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of Common Stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our Common Stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading "Adjustments to the Warrant."

         Upon exercise of the Warrant, certificates for the shares of Common Stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our Common Stock on the last trading day preceding the date of exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our Common Stock for which the Warrant may be exercised.

Rights as a Shareholder

         The warrantholder shall have no rights or privileges of the holders of our Common Stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

         The initial selling securityholder may not transfer a portion of the Warrant with respect to more than 50% of the Common Stock subject to the Warrant until the earlier of the date on which the Company has received aggregate gross proceeds from a qualified equity offering of at least $8,816,000 and December
31,  2009.   The  Warrant  and  all  rights  under  the  Warrant  are  otherwise transferable.

Adjustments to the Warrant

         Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our Common Stock, subdivide, combine or reclassify outstanding Common Stock.

         Anti-dilution Adjustment. Until the earlier of March 13, 2012 and the date on which the initial selling securityholder no longer holds the Warrant or any portion of the Warrant (and other than in certain permitted transactions described below), if we issue any Common Stock (or securities convertible or exercisable into Common Stock) without consideration or for less than 90% of the market price of the Common Stock on the last trading day prior to the date of the agreement on pricing such shares, then the number of Common Stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

               o    As   consideration   for  or  to  fund  the  acquisition  of
                    businesses and/or related assets;

               o In connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors; and

               o In connection with public or broadly marketed offerings and sales of Common Stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions.

         Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

         Certain Repurchases. If we effect a pro rata repurchase of shares of Common Stock, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

         Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder's right to receive our Common Stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of Common Stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

                           DESCRIPTION OF COMMON STOCK

         The following is a description of our Common Stock and certain provisions of our Certificate of Incorporation and Bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC and are also available upon request from us.

General

         Under our Certificate of Incorporation, as amended, we have authority to issue up to 3,000,000 shares of our Common Stock, par value $.10 per share. As of June 30, 2009, 1,686,701 shares of our Common Stock were issued and outstanding.

         Our Common Stock is traded on the NYSE AMEX. Outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Voting Rights

         Holders of shares of our Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of shares of our Common Stock do not have cumulative voting rights.

Dividend Rights

         Holders of shares of our Common Stock are entitled to dividends when and as declared by our board of directors out of any funds legally available for the payment of dividends. Holders of Series A Preferred Stock have (and other series of preferred shares may in the future have) a priority over holders of shares of our Common Stock with respect to dividends.

         Until the earlier of March 13, 2012 and the date on which the initial selling securityholder no longer holds any Series A Preferred Stock, we may not declare or pay any dividend or make any distribution on the Common Stock, other than regular quarterly cash dividends of not more than $0.28 per share, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction; dividends payable solely in shares of Common Stock; and dividends or distributions of rights or junior shares in connection with a shareholders' rights plan.

Liquidation and Dissolution

         In the event of the liquidation, dissolution and winding up of the Company, the holders of our Common Stock are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company, subject to the rights of the holders of any of the Company's preferred shares that may be issued from time to time.

Other Rights

         Holders of our Common Stock have no preferential or preemptive rights with respect to any securities of the Company and there are no conversion rights or redemption or sinking fund provisions applicable to our Common Stock.

Restrictions on Ownership

         The Bank Holding Company Act requires any "bank holding company," as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our Common Stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our Common Stock under the Change in Bank Control Act. Any holder of 25% or more of our Common Stock, or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

         Certain provisions included in our Certificate of Incorporation, our Bylaws, as well as certain provisions of the Connecticut Business Corporation Law and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully set forth in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference into this prospectus.

Transfer Agent

         The transfer agent and registrar for our Common Stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

                             SELLING SECURITYHOLDERS

         On March 13, 2009, we issued the Securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The Securities to be offered under this prospectus for the account of the selling securityholders are:

                o 8,816 shares of Series A Preferred Stock, representing beneficial ownership of 100% of the Series A Preferred Stock outstanding on the date of this prospectus;

                 o  A Warrant to purchase 57,671 shares of our Common Stock; and

  o  57,671 shares of Common Stock  issuable upon exercise of the
                    Warrant,   which   shares,   if  issued,   would   represent
                    approximately 3.3% of our outstanding Common Stock on a pro forma basis as of June 30, 2009.

                   For purposes of this prospectus, we have assumed that, after completion of the offering, none of the Securities covered by this prospectus will be held by the selling securityholders.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the Securities.

         We do not know when or in what amounts the selling securityholders may offer the Securities for sale. The selling securityholders might not sell any or all of the Securities offered by this prospectus. Because the selling securityholders may offer all or some of the Securities pursuant to this offering, and because currently no sale of any of the Securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the Securities that will be held by the selling securityholders after completion of the offering.

         Other than with respect to the acquisition of the Securities, the initial selling securityholder has not had a material relationship with us.

         Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

                              PLAN OF DISTRIBUTION

         The selling securityholders and their successors, including their transferees, may sell the Securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the Securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

         The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

                o On any national securities exchange or quotation service on which the Series A Preferred Stock or the Common Stock may be listed or quoted at the time of sale;

               o    In the over-the-counter market;

               o    In  transactions   otherwise  than  on  these  exchanges  or
                    services or in the over-the-counter market; or

               o Through the writing of options, whether the options are listed on an options exchange or otherwise.

         In addition, any Securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         In connection with the sale of the Securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock issuable upon exercise of the Warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the Common Stock issuable upon exercise of the Warrant and deliver shares of Common Stock to close out short positions, or loan or pledge the Series A Preferred Stock or the Common Stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

         The aggregate proceeds to the selling securityholders from the sale of the Securities will be the purchase price of the securities less discounts and commissions, if any.

         In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

         In offering the Securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Exchange Act.

         In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act .

         At the time a particular offer of the Securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

         We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Securities covered by this prospectus.

         This prospectus may also be used in connection with any issuance of shares of Common Stock upon exercise of the Warrant if such issuance is not exempt from the registration requirements of the Securities Act.

                                  LEGAL MATTERS

         The validity of the Securities offered pursuant to this prospectus has been passed upon for us by Cranmore, FitzGerald & Meaney.

                                     EXPERTS

         The consolidated financial statements of the Company and its subsidiary as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Shatswell MacLeod & Company, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             SALISBURY BANCORP, INC.
            Fixed Rate Cumulative Perpetual Preferred Stock, Series A
                Warrant to Purchase 57,671 Shares of Common Stock
                          57,671 Shares of Common Stock
                                   PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various expenses in connection with the registration of the Securities offered hereby. Salisbury Bancorp, Inc. will bear all of these expenses, including those of the selling securityholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the SEC registration fee:

Item                                                            Amount
------------------------------------------------------------------------
SEC registration fee                                         $    565.73
Legal fees and expenses                                         7,500.00
Accounting fees and expenses                                    3,000.00


Printing expenses                                               2,500.00
Miscellaneous fees and expenses                                 1,434.27
                                                             -----------
Total Expenses                                               $ 15,000.00
                                                             ===========


Item 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation and bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the maximum extent permitted or required by the Connecticut Business Corporation Act (the "CBCA"). The CBCA provides for four (4) types of indemnification: permissible; mandatory; obligatory; and court ordered. Permissible indemnification for a director requires the director's conduct to have been taken in good faith and in the reasonable belief that such conduct was in the best interest of the Company. Mandatory indemnification is required under the CBCA regardless of the provisions of a corporation's certificate of incorporation or bylaws only when the director has been "wholly successful on the merits or otherwise, in the defense of an action to which he was a party because he is or was a director." Obligatory indemnification occurs by reason of specific provisions in a certificate of incorporation, bylaw, board resolution or contract. Court ordered indemnification arises when a court orders indemnification based upon its finding that mandatory indemnification or obligatory indemnification exists or because the court concludes that it would be fair and reasonable to indemnify the director.

         The Company's Certificate of Incorporation provides that the personal liability of any director to the Company to its shareholders for monetary damages for breach of duty as a director, except in certain circumstances, shall be limited to an amount equal to the compensation received by the director for serving the Company as a director during the year of the violation. The limitation, however, does not affect the ability of the Company or its shareholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.


Item 16.   EXHIBITS.

Exhibit No.                         Description
-----------                         -----------

4.1.1             Certificate  of  Incorporation  of  Salisbury  Bancorp,   Inc.
                  (Incorporated by reference to Exhibit 3.1 in the Company's Registration Statement on Form S-4 filed April 23, 1998 (File No. 333-50857)).

4.1.2 Certificate of Amendment to Certificate of Incorporation of Salisbury Bancorp, Inc. (Incorporated by reference to Exhibit
                  3.1 in the Company's Current Report on Form 8-K filed March 11, 2009 (File No. 0-24751)).

4.1.3 Certificate of Amendment to Certificate of Incorporation of Salisbury Bancorp, Inc. for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share. (Incorporated by reference to Exhibit 3.1 in the Company's Current Report on Form 8-K filed March 19, 2009 (File No. 0-24751)).

4.2 By-Laws of Salisbury Bancorp, Inc., as amended as amended and restated as of March 13, 2009. (Incorporated by reference to Exhibit 3.2 in the Company's Current Report on Form 8-K filed March 19, 2009 (File No. 0-24751)).

4.3               Warrant  to  purchase  Common  Stock  dated  March  13,  2009.
                  (Incorporated by reference to Exhibit 3.2 in the Company's Current Report on Form 8-K filed March 19, 2009 (File No. 0-24751)).

5.1 Opinion of Cranmore, FitzGerald & Meaney as to the legality of the securities being registered.

10.1 Letter Agreement between the Company and the United States Department of the Treasury dated March 13, 2009, including the Securities Purchase Agreement-Standard Terms attached thereto. (Incorporated by reference to Exhibit 10.1 in the Company's Current Report on Form 8-K filed March 19, 2009 (File No. 0-24751)).

23.1              Consent of Cranmore,  FitzGerald & Meaney (included in Exhibit
                  5.1).

23.2              Consent of Shatswell MacLeod & Company, P.C.

24.1 Powers of Attorney (included in the signature page of this registration statement).


Item 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;\

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

                  (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

         (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

         The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
                  (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

         (6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Salisbury Bancorp, Inc.'s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lakeville, State of Connecticut, on July 21, 2009.

                                          Salisbury Bancorp, Inc.
                                          [REGISTRANT]

                                          By: /s/  Richard J. Cantele, Jr.
                                             -----------------------------
                                          Richard J. Cantele, Jr.
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Richard J. Cantele, Jr. and John F. Foley and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                       Title                           Date
         ---------                                       -----                           ----
/s/ Richard J. Cantele, Jr.              President, Chief Executive Officer          June 29, 2009
---------------------------              and Director
  Richard J. Cantele, Jr.

  /s/ Louis F. Allyn, II                 Director                                    June 29, 2009
  ----------------------
    Louis F. Allyn, II

    /s/ John R. H. Blum                  Director                                    June 29, 2009
    -------------------
      John R. H. Blum

    /s/ Louise F. Brown                  Director                                    June 29, 2009
    -------------------
      Louise F. Brown

   /s/ Robert S. Drucker                 Director                                    June 29, 2009
   ---------------------
     Robert S. Drucker

  /s/ Nancy F. Humphreys                 Director                                    June 29, 2009
  ----------------------
    Nancy F. Humphreys


                                      II-5


    /s/ Holly J. Nelson                  Director                                    June 29, 2009
    -------------------
      Holly J. Nelson

    /s/ John F. Perotti                  Director                                    June 29, 2009
    -------------------
      John F. Perotti

   /s/ Michael A. Varet                  Director                                    June 29, 2009
   --------------------
     Michael A. Varet

/s/ Richard J. Cantele, Jr.              Interim Chief Financial Officer and         July 21, 2009
---------------------------
  Richard J. Cantele, Jr.                Interim Chief Accounting Officer



                                      II-6